UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011 (May 26, 2011)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 512-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2011, the Annual Meeting of Shareholders of the Company was held (the “2011 Annual Meeting”). At the 2011 Annual Meeting, the Company’s shareholders voted on the following matters:

1.	The following nominees were elected to the Company’s Board of Directors to serve until the 2014 Annual Meeting of Shareholders.

Nominees	Votes For	Votes Against	Abstain	Broker/Non-Vote
Paul Danos	41,945,992	489,286	115,314	3,173,180
Laura J. Sen	42,019,560	422,617	108,415	3,173,180
Michael J. Sheehan	42,020,795	420,287	109,510	3,173,180

Following the 2011Annual Meeting, Christine M. Cournoyer, Edmond J. English and Helen Frame Peters having terms expiring in 2012 and Leonard A. Schlesinger, Thomas J. Shields and Herbert J Zarkin having terms expiring in 2013, continued in office.

2.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012, was ratified.

Votes For	Votes Against	Abstain
45,516,481	194,124	13,167

3.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	41,640,862
Against:	729,876
Abstain:	179,854
Broker Non-Votes:	3,173,180

4.	The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year:	30,215,012
Every 2 Years:	55,767
Every 3 Years:	12,202,936
Abstain:	76,877
Broker Non-Votes:	3,173,180

After taking into consideration the foregoing voting results, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

5.	A shareholder proposal regarding bird welfare was not approved.

Votes For	Votes Against	Abstain	Broker/Non-Vote
1,134,197	29,233,664	12,182,731	3,173,180

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	BJ’S WHOLESALE CLUB, INC.

	By:	/s/ Lon F. Povich
Lon F. Povich Executive Vice President and General Counsel